Exhibit 99.1

NewsRelease

TC PipeLines, LP to Present at
Wells Fargo Pipeline and MLP Symposium

HOUSTON, Texas – December 3, 2013 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the Wells Fargo Securities 12th Annual Pipeline, MLP and Energy Symposium on Tuesday, December 10, 2013 in New York, NY starting at 12:50 pm (EST). Steve Becker, president of the general partner, will present an overview of the Partnership and its business outlook.

A link to the webcast and a copy of the presentation will be available at the Partnership’s Investor Center at www.tcpipelineslp.com

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in western and mid-western United States and Eastern Canada. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Inquiries:	Grady Semmens/Shawn Howard	403.920.7859 800.608.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772 investor_relations@tcpipelineslp.com